Exhibit 4.1

NORTHERN NEW ENGLAND SPINCO INC.
13 1/8% SENIOR NOTES DUE 2018

INDENTURE
DATED AS OF MARCH 31, 2008

U.S. BANK NATIONAL ASSOCIATION
TRUSTEE

CROSS-REFERENCE TABLE1

TIA	Indenture
Section	Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03, 7.08,7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 12.02
(d)	7.06
314(a)	4.03, 4.04, 12.05
(b)	N.A.
(c)(1)	12.04, 12.05
(c)(2)	12.04, 12.05
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(a) (last sentence)	2.10
(b)	6.07
3.17(a)(1)	6.08
(a)(2)	6.09

[1]	N.A. means not applicable.

This Cross-Reference Table is not part of this Indenture.

-i-

TIA	Indenture
Section	Section

3.17(b)	2.04
3.18(a)	12.01
3.18(b)	N.A.
3.18(c)	12.01

-ii-

-iii-

-iv-

-v-

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

-vi-

          INDENTURE dated as of March 31, 2008 among Northern New England Spinco Inc., a Delaware corporation (the “Issuer”), and U.S. Bank National Association, as Trustee.
          The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 13 1/8% Senior Notes due 2018 to be issued in one or more series as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.
          The Issuer and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Issuer’s 13 1/8% Senior Notes due 2018:
ARTICLE ONE
DEFINITIONS AND INCORPORATION
BY REFERENCE
          Section 1.01. Definitions.
          “144A Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.
          “Acquisition Adjustment” shall mean, (A) an amount, not to exceed $71.0 million in the aggregate, equal to the sum, without duplication (but only to the extent deducted in determining Consolidated Net Income for such period), of (i) training, conversion of data and any other items expensed in relation to systems stand-up/conversion arising solely from the Transactions, (ii) one-time expenses related to the recruitment of employees hired within three hundred and sixty (360) days of the Issue Date and (iii) expenses related to (1) auditing, tax and compliance with the Sarbanes-Oxley Act of 2002, (2) marketing and community relations, (3) investor relations and (4) any other consulting, contract services or legal expenses, for each of (1), (2), (3) and (4) above that would not have occurred absent the Merger and accrued within three hundred and sixty (360) days of the Issue Date, (B) an amount, not to exceed $15.0 million in the aggregate, equal to (but only to the extent deducted in determining Consolidated Net Income for such period) any cash payments that are reclassified from capital expenditures to operating expenses due to changes in the Issuer’s accounting policies, and (C) an amount, not to exceed $34.0 million in the aggregate, equal to (but only to the extent deducted in determining Consolidated Net Income for such period) the data conversion costs related to the set-up of the Transition Services Agreement Incurred in any one fiscal quarter after the Issue Date.
          “Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.
          “Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.09.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
          “Agent” means any Registrar or Paying Agent.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
          “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by Section 4.14 and/or Section 5.01; and
     (2) the issuance of Equity Interests by any of the Issuer’s Restricted Subsidiaries or the sale by the Issuer or any Restricted Subsidiary of the Issuer of Equity Interests in any of the Issuer’s Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).
          Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:
     (1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $25.0 million;
     (2) a transfer of assets or Equity Interests between or among the Issuer and its Restricted Subsidiaries;
     (3) an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to another Restricted Subsidiary of the Issuer;
     (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;
     (5) the sale or other disposition of Cash Equivalents;
     (6) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;
     (7) a Restricted Payment that is permitted by Section 4.07 and any Permitted Investment;
     (8) any sale or disposition of any property or equipment that has become damaged, surplus, worn out or obsolete;
     (9) the creation of a Lien not prohibited by this Indenture;
     (10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (11) licenses of intellectual property;

     (12) any disposition of Designated Noncash Consideration; provided that such disposition increases the amount of Net Proceeds of the Asset Sale that resulted in such Designated Noncash Consideration;
     (13) any foreclosure upon any assets of the Issuer or any of its Restricted Subsidiaries pursuant to the terms of a Lien not prohibited by the terms of this Indenture; provided that such foreclosure does not otherwise constitute a Default under this Indenture; and
     (14) any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute, or controversy.
          “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
          “Bankruptcy Law” means title 11 of the United States Code or any similar federal or state law for the relief of debtors.
          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.
          “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and
     (3) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification.
          “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
          “Business Day” means any day other than a Legal Holiday.

          “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
          “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Cash Equivalents” means:
     (1) U.S. dollars and foreign currency received in the ordinary course of business or exchanged into U.S. dollars within 180 days;
     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;
     (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party under the Credit Agreement or any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s Investors Service, Inc. or A-1 or better from Standard & Poor’s Rating Services;
     (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-2” or higher from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition;
     (6) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and having maturities of not more than one year from the date of acquisition; and
     (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

          “Change of Control” means the occurrence of any of the following (other than in connection with the Transactions):
     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
     (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;
     (3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Issuer;
     (4) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; or
     (5) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.
          “Clearstream” means Clearstream Banking S.A. and any successor thereto.
          “Commission” means the United States Securities and Exchange Commission.
          “Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.
          “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication for any period, Consolidated Net Income for such period adjusted by:
     (1) adding thereto, an amount equal to the sum, without duplication (but only to the extent deducted in determining Consolidated Net Income for such period), of:
     (a) provisions for taxes based on income,
     (b) Consolidated Interest Expense,
     (c) amortization and depreciation expense (including any amortization or write-off related to the write-up of any assets as a result of purchase accounting and the write-off of deferred financing costs),

     (d) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses,
     (e) the non-cash portion of any retirement or pension plan expense Incurred by the Issuer or any of its Subsidiaries,
     (f) all one-time cash costs and expenses paid with respect to advisory services, financing sources and other advisors retained prior to the Issue Date with respect to the Transactions during such period,
     (g) expenses Incurred under the Transition Services Agreement during such period; provided that such expenses are Incurred on or prior to the date that is 15 months after the Issue Date,
     (h) any other non-cash charges (including non-cash costs arising from implementation of SFAS 106 and SFAS 109) accrued by the Issuer and its Subsidiaries during such period (except to the extent any such charge will require a cash payment in a future period), and
     (i) the Acquisition Adjustment for such period; and
          (B) subtracting therefrom, an amount equal to the sum, without duplication (but only to the extent included in determining Consolidated Net Income for such period), of:
     (a) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and
     (b) all non-cash gains and non-cash income accrued by the specified Person and its Subsidiaries during such period, all as determined for the Issuer and its Subsidiaries on a consolidated basis in accordance with GAAP. For the avoidance of doubt, it is understood and agreed that, to the extent any net income (or loss) of any Subsidiary is excluded from the calculation of Consolidated Net Income in accordance with the definition thereof contained herein, any add-backs to, or deductions from, Consolidated Net Income in determining Consolidated Cash Flow as provided above shall be calculated in a fashion consistent with the limitations and/or exclusions provided in the definition of Consolidated Net Income contained herein.
          “Consolidated Interest Expense” means, for any period, the sum of
     (1) total interest expense (including the portion that is attributable to Indebtedness represented by Capital Lease Obligations in accordance with GAAP) of the Issuer and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Issuer and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and without duplication net costs and/or net benefits under Indebtedness represented by Hedging Obligations, but excluding, however, all non-cash interest expense to the extent included in total interest expense and the amortization of deferred financing costs) plus
     (2) the product of (x) the amount of all cash dividend requirements (whether or not declared or paid) on Disqualified Stock paid, accrued or scheduled to be paid or accrued during such period multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate of the Issuer as reflected in the audited consolidated financial statements of the Issuer for its most recently completed fiscal year, which amounts described in this clause (2) shall be treated as interest expense of the Issuer and its Subsidiaries for purposes of this definition regardless of the treatment of such amounts under GAAP; provided that, for the purposes of any determination of Consolidated Interest Expense for any period ending on or prior to December 31, 2008, Consolidated Interest Expense for such period shall be Consolidated Interest Expense for the portion of such period occurring on and after the Issue Date multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days elapsed from the Issue Date to the last day of such period (in each case take as one accounting period); provided, further, that for the purposes of this definition, any dividends or interest, as applicable, paid on Permitted Junior Capital that is issued and outstanding pursuant to Section 4.09(b)(xv) and any accrued dividends or interests, as applicable, paid in kind thereon shall be deemed to be excluded from the calculation of “Consolidated Interest Expense”.
          “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of:
     (1) the aggregate outstanding amount of Indebtedness of the Issuer and its Restricted Subsidiaries as of such date of determination on a consolidated basis (subject to the terms described in the paragraph (2) below) after giving pro forma effect to the incurrence of the Indebtedness giving rise to the need to make such calculation (including a pro forma application of the use of proceeds therefrom) on such date, to
     (2) the Consolidated Cash Flow of the Issuer for the most recent four full fiscal quarters for which internal financial statements are available immediately prior to such date of determination.
     For purposes of this definition:
     (a) Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (A) the incurrence of the Indebtedness of the Issuer and its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness on the date of determination, and (B) any acquisition or disposition (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of the Issuer or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the applicable four-quarter period specified in clause (2) of the preceding paragraph (1) and on or prior to the date of determination, as if such acquisition or disposition (including the incurrence or assumption of any such Indebtedness and also including any Consolidated Cash Flow associated with such acquisition or disposition) occurred on the first day of such four-quarter period; and
     (b) pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer and may give effect to any operating improvements and cost reductions that have occurred or are reasonably expected to occur in the good faith judgment of such responsible financial or accounting officer of the Issuer (regardless of whether those operating improvements or cost reductions could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission related thereto).

          “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period), determined in conformity with GAAP; provided that there shall be excluded from the calculation thereof (without duplication):
     (1) the income (or loss) of any Person (other than Subsidiaries of the specified Person) in which any other Person (other than the specified Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the specified Person or any of its Subsidiaries by such Person during such period,
     (2) except for determinations expressly required to be made after giving pro forma effect to the acquisition of any Person, the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the specified Person or is merged into or consolidated with the specified Person or any of its Subsidiaries or that Person’s assets are acquired by the specified Person or any of its Subsidiaries and
     (3) the income of any Subsidiary of the specified Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:
     (1) was a member of such Board of Directors on the Issue Date; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Issuer.
          “Credit Agreement” means that certain Credit Agreement, dated as of March 31, 2008 by and among FairPoint, the Issuer, Lehman Commercial Paper Inc., as administrative agent, Bank of America, N.A., as syndication agent, Morgan Stanley Senior Funding, Inc. and Deustsche Bank Securities Inc., as co-documentation agents, the other lenders named therein, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time (including increases in the amounts available for borrowing thereunder), regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions, investors or otherwise.
          “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

          “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
          “Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.
          “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such dates shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.
          “DTC” means The Depository Trust Company.
          “Earn-Out Obligation” means any contingent consideration based on future operating performance of the acquired entity or assets or other purchase price adjustment or indemnification obligation, payable following the consummation of an acquisition based on criteria set forth in the documentation governing or relating to such acquisition.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Notes” means the Notes issued in the Exchange Offer in accordance with Section 2.07(f).
          “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
          “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
          “Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the Notes) in existence on the Issue Date after giving effect to the application of the proceeds of (1) the Notes and (2) any borrowings made under the Credit Agreement on the Issue Date, until such amounts are repaid.
          “Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Issuer, whose determination, unless otherwise specified below, shall be conclusive if evidenced by a Board Resolution. Notwithstanding the foregoing, (1) the Board of Directors’ determination of Fair Market Value must be evidenced by a Board Resolution attached to an Officers’ Certificate delivered to the Trustee if the Fair Market Value exceeds $25.0 million and (2) the Board of Directors’ determination of Fair Market Value must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $50.0 million.
          “FairPoint” means FairPoint Communications, Inc., a Delaware corporation, and its successors.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
          “Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in the name of the Depositary or its nominee in accordance with Section 2.01 or Section 2.07.
          “Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.
          “Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

          “Guarantors” means any Subsidiary of the Issuer that executes a Guarantee of the Notes in accordance with the provisions of this Indenture; and their respective successors and assigns until released from their obligations under their Guarantees of the Notes and this Indenture in accordance with the terms of this Indenture.
          “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;
     (2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and
     (3) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.
     “Holder” means a Person in whose name a Note is registered.
          “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Issuer and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Consolidated Interest Expense and Indebtedness of the Issuer or its Restricted Subsidiary as accrued.
          “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of banker’s acceptances;
     (4) in respect of Capital Lease Obligations and Attributable Debt;
     (5) in respect of the balance deferred and unpaid of the purchase price of any property or services; provided that Indebtedness shall not include (A) any Earn-Out Obligation or obligation in respect of purchase price adjustment, except to the extent that the contingent consideration relating thereto is not paid within 15 Business Days after the contingency relating thereto is resolved and (B) (i) deferred payments, trade payables, accrued expenses and receipts of progress and advance payments, in each case including any accrued interest thereon and (ii) amounts owed by the Issuer or any of its Affiliates to Verizon or any of its Affiliates under the Transition Services Agreement (which are not covered by clause (B)(i) above) in an aggregate amount not to exceed $50.0 million (excluding interest accrued thereon);
     (6) representing Hedging Obligations;
     (7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or
     (8) in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, if and to the extent any of the preceding items (other than letters of credit and other than clauses (4), (5), (6), (7) or (8)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided further that any obligation of the Issuer or any Restricted Subsidiary in respect of minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business, shall be deemed not to constitute Indebtedness. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture.
          The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:
     (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and
     (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.
          “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (in-

cluding Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
          If the Issuer or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Issuer or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.
          “Issue Date” means the date of original issuance of the Notes under this Indenture.
          “Issuer” means Northern New England Spinco Inc., a Delaware corporation, until a successor replaces it pursuant to Article Five and thereafter means the successor.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.
          “Legended Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend, the Private Placement Legend and the Regulation S Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.
          “Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
          “Master Services Agreement” means the Master Services Agreement, dated as of January 15, 2007, by and between Capgemini, U.S. LLC and the Issuer, as amended, as in effect on the Issue Date (and any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is, as determined in good faith by the Issuer’s Board of Directors, not materially more disadvantageous to the Holders than the original agreement or arrangement in existence on the Issue Date).
          “Merger” means the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 15, 2007, by and among Verizon, the Issuer and FairPoint, as amended (in-

cluding, without limitation, the merger of Spinco with and into FairPoint, with FairPoint continuing as the surviving corporation).
          “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:
     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
     (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.
          “Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or other disposition of any such non-cash consideration, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses Incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale (other than the Credit Agreement), (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Issuer, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Issuer or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Issuer or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by the Issuer or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, shall, in the case of each of subclause (a) and (b), at that time become Net Proceeds.
          “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon no-

tice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
     (3) as to which either (a) the explicit terms provide that there is no recourse against any of the assets of the Issuer or any Restricted Subsidiary thereof or (b) the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries, in each case other than recourse against the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder.
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Notes” means the 13 1/8% Senior Notes due 2018 of the Issuer issued on the date hereof and any Additional Notes, including any Exchange Notes. The Notes and the Additional Notes (including any Exchange Notes), if any, shall be treated as a single class for all purposes under this Indenture.
          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Offering Memorandum” means the offering memorandum, dated March 26, 2008, relating to the Issuer’s 13 1/8% Senior Notes due 2018.
          “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.
          “Officers’ Certificate” means a certificate signed on behalf of the Issuer by at least two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, that meets the requirements of this Indenture.
          “Opinion of Counsel” means an opinion from legal counsel (who may be counsel to or an employee of the Issuer) that meets the requirements of this Indenture.
          “Original Issuance” shall mean the issuance of $551,000,000 aggregate principal amount of Notes by the Issuer to Verizon New England Inc. on the Issue Date in the form of Definitive Notes.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).
          “Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Issuer and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related, ancillary or incidental, thereto or a reasonable extension or expansion thereof.
          “Permitted Investments” means:
     (1) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;
     (2) any Investment in Cash Equivalents;

     (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary of the Issuer; or
     (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;
     (5) Hedging Obligations permitted under Section 4.09(b)(viii) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;
     (6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (7) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;
     (8) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;
     (9) advances to employees not in excess of $5.0 million outstanding at any one time in the aggregate;
     (10) commission, payroll, travel and similar advances to officers and employees of the Issuer or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;
     (11) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
     (12) Investments represented by guarantees that are otherwise permitted under this Indenture;
     (13) Investments resulting from the creation of Liens on the assets of the Issuer or any of the Restricted Subsidiaries that are otherwise permitted under this Indenture; and
     (14) other Investments in any Person (provided that any such Person is either (i) not an Affiliate of the Issuer or (ii) is an Affiliate of the Issuer (A) solely because the Issuer, directly or indirectly, owns Equity Interests in, or controls, such Person or (B) engaged in bona fide business operations and is an Affiliate solely because it is under common control with the Issuer) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) since the Issue Date, not to exceed the greater of (x) 3.0% of Tangible Assets at the time of such Investment and (y) $75.0 million.
          “Permitted Junior Capital” means and includes (i) any Permitted Unsecured Debt and (ii) any Preferred Stock of the Issuer.
          “Permitted Liens” means:
     (1) Liens securing Indebtedness permitted to be Incurred and outstanding at such time under this Indenture in an amount not to exceed the greater of (x) the amount permitted to be Incurred and outstanding pursuant to Section 4.09(b)(i), (iv) and (xiv) and (y) 3.0% of Tangible Assets (on a pro forma basis) at the time of such Incurrence;
     (2) Liens in favor of the Issuer or any Restricted Subsidiary thereof;
     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;
     (4) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Issuer or the Restricted Subsidiary;
     (5) Liens securing the Notes and any Guarantee of the Notes;
     (6) Liens existing on the Issue Date (excluding any such Liens securing Indebtedness under the Credit Agreement);
     (7) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;
     (8) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by this Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by this Indenture;
     (9) Liens securing obligations that do not exceed $10.0 million at any one time outstanding;
     (10) Liens on cash or Cash Equivalents securing Hedging Obligations of the Issuer or any of its Restricted Subsidiaries (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

     (11) Liens Incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;
     (12) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;
     (13) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not Incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Issuer or any of its Restricted Subsidiaries;
     (14) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
     (15) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;
     (16) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or any Subsidiary thereof on deposit with or in possession of such bank;
     (17) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale Leaseback Transaction);
     (18) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;
     (19) Liens arising from precautionary UCC financing statements regarding operating leases or consignments; and
     (20) Liens of franchisors in the ordinary course of business not securing Indebtedness.
          “Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Guarantee of the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or any Guarantee of the Notes, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Guarantee of the Notes, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Guarantee of the Notes; and
     (5) such Indebtedness is Incurred by either (a) an Issuer or any Guarantor or (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
          “Permitted Unsecured Debt” means Indebtedness of the Issuer that (a) is not secured by any assets of the Issuer or any other Subsidiary of the Issuer, (b) is not guaranteed by a Subsidiary of the Issuer and (c) is subordinated in right of payment and priority to the Notes, or any Guarantee of the Notes, on customary terms and conditions.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
          “Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
          “Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Registration Rights Agreement” means (1) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, to be dated the Issue Date, among FairPoint and Banc of America Securities LLC, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and the other initial purchasers named therein and (2) with respect to any Additional Notes, any registration rights agreement between the Issuer and the other parties thereto relating to the registration by the Issuer of such Additional Notes under the Securities Act.
          “Regulation S” means Regulation S promulgated under the Securities Act.

          “Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.
          “Regulation S Global Notes Legend” means the legend set forth in Section 2.07(h), which is required to be placed on all Legended Regulation S Global Notes.
          “Replacement Assets” means (1) non-current assets (including any such assets acquired by capital expenditures) that shall be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or Capital Stock of any Person engaged in a Permitted Business that shall become on the date of acquisition of such Capital Stock of a Restricted Subsidiary of the Issuer.
          “Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.
          “Restricted Definitive Note” means a Definitive Note that is a Restricted Note.
          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Note” has the meaning set forth in Rule 144(a)(3) under the Securities Act for the term “restricted securities”; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note. Restricted Notes are required to bear the Private Placement Legend.
          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.
          “Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.
          “Securities Act” means the Securities Act of 1933, as amended.

          “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
          “Significant Subsidiary” means any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.
          “Spin-Off” means (i) the contribution by the Verizon Group to the Issuer and entities that will become subsidiaries of the Issuer of (x) specified assets and liabilities associated with the local exchange business of Verizon New England Inc. in Maine, New Hampshire and Vermont and (y) the customers of the Verizon Group’s related long distance and Internet service provider businesses in those states in exchange for the issuance or transfer to the Verizon Group of common stock of the Issuer, the Notes and the making of the special cash payment made by the Issuer to the Verizon Group on the Issue Date and (ii) the distribution by Verizon of the Issuer’s common stock to a third-party distribution agent to be held collectively for the benefit of holders of Verizon common stock, in each case pursuant to the Distribution Agreement, dated as of January 15, 2007, between the Issuer and Verizon, as amended.
          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
          “Tangible Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries (less depreciation, amortization, applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, as shown on the most recent balance sheet of the Issuer prepared in conformity with GAAP.
          “TIA” means the Trust Indenture Act of 1939, as in effect on the date on which this Indenture is qualified under the TIA.
          “Transactions” means, collectively, any or all of the following: (i) the Spin-Off, (ii) the Merger, (iii) the entry into this Indenture, and the offer and issuance of the Notes, (iv) the entry into the Credit Agreement and Incurrence of Indebtedness thereunder by one or more of FairPoint, the Issuer and each of their respective Subsidiaries and (v) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).
          “Transition Services Agreement” means the Transition Services Agreement, dated as of January 15, 2007, by and among Verizon Information Technologies LLC, Northern New England Tele-

phone Operations Inc. (subsequently renamed Northern New England Telephone Operations LLC), Enhanced Communications of Northern New England Inc. and FairPoint, as amended, as in effect on the Issue Date (and any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is, as determined in good faith by the Issuer’s Board of Directors, not materially more disadvantageous to the Holders than the original agreement or arrangement in existence on the Issue Date).
          “Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Unlegended Regulation S Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.
          “Unrestricted Definitive Note” means one or more Definitive Notes that is an Unrestricted Note.
          “Unrestricted Global Note” means a Global Note that is an Unrestricted Note.
          “Unrestricted Notes” means one or more Notes that do not and are not required to bear the Private Placement Legend including, without limitation, the Exchange Notes, any Notes sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, any Notes from which the Private Placement Legend has been removed in accordance with Sections 2.07(g)(i) and, with respect to Unrestricted Global Notes, Notes in which a Holder acquires an interest pursuant to Section 2.07(k).
          “Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.16 and any Subsidiary of such Subsidiary.
          “Verizon” means Verizon Communications Inc.
          “Verizon Group” means, collectively, Verizon and its Subsidiaries (other than Cellco Partnership doing business as Verizon Wireless).
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.

          Section 1.02. Other Definitions.

Defined in
Term	Section

“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Basket Period”	4.07
“Change Of Control Offer”	4.14
“Change Of Control Payment”	4.14
“Change Of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Event Of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Trigger Date”	4.10
“Legal Defeasance”	8.02
“Offer Amount”	3.08
“Offer Period”	3.08
“Offshore Transaction”	2.07
“Paying Agent”	2.04
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.08
“Registrar”	2.04
“Related Proceedings”	12.09
“Repurchase Offer”	3.08
“Restricted Payments”	4.07
“Specified Courts”	12.09
          Section 1.03. Incorporation by Reference of Trust Indenture Act.
          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
          The following TIA terms used in this Indenture have the following meanings:
          “Indenture Securities” means the Notes and any Guarantees;
          “Indenture Security Holder” means a Holder of a Note;
          “Indenture To Be Qualified” means this Indenture;
          “Indenture Trustee” or “Institutional Trustee” means the Trustee; and
     “Obligor” on the Notes means the Issuer, the Guarantors, if any, and any successor obligor upon the Notes or any Guarantees.
          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

          Section 1.04. Rules of Construction
          Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) words in the singular include the plural, and in the plural include the singular;
     (e) “herein”, “hereof” and other word of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;
     (f) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated; and
     (g) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.
ARTICLE TWO
THE NOTES
          Section 2.01. Form and Dating.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          (b) Global Notes. Notes offered and sold in reliance on Rule 144A after the Original Issuance shall be issued initially in the form of one or more permanent Restricted Global Notes. Notes in global form shall be substantially in the form of Exhibit A (and shall include the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes initially issued to or transferred to affiliates (as defined in Rule 144) of the Issuer shall only be issued in definitive form and shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof. For the avoidance of doubt, unless and until exchanged for an Exchange Note or sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, affiliates of the Issuer may only hold an interest in Notes in the form of Definitive Notes and are prohibited from taking a beneficial interest in one or more Global Notes.
          (c) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S after the Original Issuance, shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for DTC in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note may be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to Section 2.07 and the Applicable Procedures. Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel the Legended Regulation S Global Note. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
          (d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
          Section 2.02. Execution and Authentication.
          At least one Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.
          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
          A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.
          The Issuer may, subject to Section 4.09 of this Indenture and applicable law, issue Additional Notes under this Indenture, including Exchange Notes. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.
          At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), authenticate Notes for original issue in an aggregate principal amount specified in such Authentica-

tion Order. The Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, the number of separate Note certificates, the registered Holder of each of the Notes and delivery instructions.
          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer or an Affiliate of the Issuer.
          Section 2.03. Methods of Receiving Payments on the Notes.
          If a Holder has given wire transfer instructions to the Issuer, the Issuer shall pay all principal, interest, premium, if any, and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.
          Section 2.04. Registrar and Paying Agent.
          (a) The Issuer shall maintain a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and a paying agent with an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
          (b) The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes.
          (c) The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
          Section 2.05. Paying Agent to Hold Money in Trust.
          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Additional Interest, if any, or interest on the Notes, and shall promptly notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or one of its Subsidiaries) shall have no further liability for the money. If the Issuer or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

          Section 2.06. Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA Section 312(a).
          Section 2.07. Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuer for Definitive Notes if (i) DTC (A) notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Issuer fails to appoint a successor Depositary; (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; provided that in no event shall the Legended Regulation S Global Note be exchanged by the Issuer for Definitive Notes other than in accordance with Section 2.07(c)(ii); or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a Person or for the account or benefit of a Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Sec-

tion 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note other than in accordance with Section 2.07(c)(ii). Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.07(f), the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i).
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:
     (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and
     (B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.
     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (1) it is not an affiliate (as defined in Rule 144) of the Issuer, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required or advisable in order to maintain compliance with the Securities Act.
          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2) (a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

     (C) [INTENTIONALLY OMITTED];
     (D) [INTENTIONALLY OMITTED];
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or
     (F) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
          (ii) Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Issuer, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:

     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuer so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required or advisable in order to maintain compliance with the Securities Act.
          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.
          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-Person in an “Offshore Transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

     (D) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (1) it is not an affiliate (as defined in Rule 144) of the Issuer, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or
     (2) if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required or advisable in order to maintain compliance with the Securities Act.
          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).
     (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;
     (B) [INTENTIONALLY OMITTED]; and
     (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Issuer, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required or advisable in order to maintain compliance with the Securities Act.
     (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not affiliates (as defined in Rule 144) of the Issuer, (y) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (z) they are acquiring the Exchange Notes in their ordinary course of business and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Notes so accepted Unrestricted Global Notes not bearing the Private Placement Legend in the appropriate principal amount.
          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

     (i) Private Placement Legend. Unless and until (x) a Note is exchanged for an Exchange Note or sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, (y) with respect to a Restricted Global Note, all of the beneficial interests in such Restricted Global Note have been exchanged for beneficial interests in the Unrestricted Global Note in accordance with Section 2.07(k) or the Private Placement Legend has been removed from such Restricted Global Note in accordance with Section 2.07(b)(iv), or (z) the Issuer determines and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Issuer reasonably satisfactory to the Trustee to the effect that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE HEREON (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
     (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
          (h) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:
THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).
          (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
          (j) General Provisions Relating to Transfers and Exchanges.
          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer’s order or at the Registrar’s request.
          (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10, 4.14 and 9.05).
          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
          (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes under Section 3.02 and ending at the close of business on the day of mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.
          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.
          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile (followed promptly by originals).
          (ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          (x) Neither the Trustee nor any Agent shall have the responsibility for any actions taken or not take by the Depositary.
          (xi) Each Holder agrees to provide reasonable indemnity to the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

          (k) Automatic Exchange from Restricted Global Note to Unrestricted Global Note. Upon compliance with the following procedures, all of the beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in the Unrestricted Global Note. In order to effect such exchange, the Issuer shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.07(k), the Trustee shall be entitled to receive from the Issuer, and rely conclusively without any liability, upon an officers’ certificate and an Opinion of Counsel to the Issuer, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. Upon such exchange of beneficial interests pursuant to this Section 2.07(k), the Registrar shall endorse Schedule A to the relevant Notes and reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note(s) and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.07(k), the relevant Restricted Global Note shall be cancelled.
          (l) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an affiliate (as defined in Rule 405) of an Issuer within one year after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of such Note, in each case, be in the form of a permanent Definitive Note and bear the Private Placement Legend subject to the restrictions in Section 2.07(g)(i). The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.04 and this Section 2.07. The Issuer, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
          Section 2.08. Replacement Notes.
          (a) If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss, liability or expense that any of them may suffer if a replaced Note is ever subsequently presented or otherwise claimed for payment. The Issuer may charge for its expenses in replacing a Note.
          (b) Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          Section 2.09. Outstanding Notes.
          (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09(a) as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
          (b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.
          (c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
          (d) If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
          Section 2.10. Treasury Notes.
          In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes shown on the register as being so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.
          Section 2.11. Temporary Notes.
          (a) Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
          (b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
          Section 2.12. Cancellation.
          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid, redeemed or that have been delivered to the Trustee for cancellation.
          Section 2.13. Defaulted Interest.
          If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
          Section 2.14. CUSIP Numbers.
          The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
ARTICLE THREE
REDEMPTION AND OFFERS TO PURCHASE
          Section 3.01. Notices to Trustee.
          If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 15 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof (or such shorter period that is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.
          Section 3.02. Selection of Notes to Be Redeemed.
          (a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal requirements). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date, by the Trustee from the outstanding Notes not previously called for redemption.
          (b) The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
          Section 3.03. Notice of Redemption.
          (a) At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.
          The notice shall identify the Notes to be redeemed and shall state:
     (i) the redemption date;
     (ii) the redemption price;
     (iii) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;
     (iv) the name and address of the Paying Agent;
     (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;
     (vi) that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
     (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
     (viii) the CUSIP number, or any similar number, if any, printed on the Notes being redeemed; and
     (ix) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
          (b) At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 15 Business Days before the notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein, shall be presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.
          Section 3.04. Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date, unless the Issuer defaults in making the applicable redemption payment. A notice of redemption may not be conditional.
          Section 3.05. Deposit of Redemption Price.
          (a) Not later than 12:00 p.m. (noon) Eastern Time on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.
          (b) If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption (regardless of whether certificates for such Notes are actually surrendered). If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
          Section 3.06. Notes Redeemed in Part.
          Upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer, a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part.
          Section 3.07. Optional Redemption.
          (a) The Issuer shall not have the option to redeem the Notes prior to April 1, 2013. On or after April 1, 2013, the Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount to be redeemed) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage

2013	106.563%
2014	104.375%
2015	102.188%
2016 and thereafter	100.000%

          (b) Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06.
          Section 3.08. Repurchase Offers.
          In the event that, pursuant to Section 4.10 or Section 4.14, the Issuer shall be required to commence an offer to all Holders to purchase all or a portion of their respective Notes (a “Repurchase Offer”), they shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.
          The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.
          Upon the commencement of a Repurchase Offer, the Issuer shall send, or at the Issuer’s request, the Trustee shall send at the Issuer’s expense, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:
     (a) that the Repurchase Offer is being made pursuant to this Section 3.08 and Section 4.10 or Section 4.14 hereof;
     (b) the length of time the Repurchase Offer shall remain open;
     (c) the Offer Amount, the purchase price and the Purchase Date;
     (d) that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;
     (e) that, unless the Issuer defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;
     (f) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $2,000 only;
     (g) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Pur-

chase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (h) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (i) that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or integral multiples thereof, shall be purchased); and
     (j) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
          On the Purchase Date, the Issuer shall, to the extent lawful, subject in the case of a Repurchase Offer made pursuant to the provisions of Section 4.10, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Issuer in accordance with the terms of this Section 3.08. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note. The Trustee, upon written request from the Issuer, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered by such Holder. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the respective Holder thereof. The Issuer shall publicly announce the results of the Repurchase Offer on the Purchase Date.
          The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.08, 4.10 or 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.08, 4.10 or 4.14 by virtue of such compliance.
          Section 3.09. No Sinking Fund.
          The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR
COVENANTS
          Section 4.01. Payment of Notes.
          (a) The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or one of its Subsidiaries, holds as of 12:00 p.m. (noon) Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuer shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
          (b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Additional Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
          Section 4.02. Maintenance of Office or Agency.
          (a) The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or Registrar or agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          (b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          (c) The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.04 of this Indenture.
          Section 4.03. Reports.
          (a) The Issuer shall furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (i) and (ii) below within the time periods specified in the Commission’s rules and regulations:
          (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

          (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.
          Whether or not required by the Commission, the Issuer shall comply with the periodic reporting requirements of the Exchange Act and shall file the reports specified in Section 4.03(a)(i) and Section 4.03(a)(ii) with the Commission within the time periods specified above unless the Commission shall not accept such a filing. The Issuer agrees that it shall not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission shall not accept the Issuer’s filings for any reason, the Issuer shall post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Issuer were required to file those reports with the Commission.
          (b) If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Issuer’s Unrestricted Subsidiaries.
          (c) The Issuer, for so long as any Notes remain outstanding, shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          (d) Delivery of such reports, information and documents to the Trustee pursuant to such provisions is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          (e) Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 6.01(v) until 90 days after the date any report hereunder is due (it being understood, for the avoidance of doubt, that the time period set forth in Section 6.01(v) shall be deemed to have begun concurrently with the 90 day period referenced in this paragraph and in no event shall such time period set forth in Section 6.01(v) be deemed to conclude after the 90 day period referenced herein).
          Section 4.04. Compliance Certificate.
          (a) The Issuer and each Guarantor, if any (to the extent that it is so required under the TIA), shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and Guarantors, if any, have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Issuer and Guarantors, if any, have kept, observed, performed and fulfilled their obligations under this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer and Guarantors, if any, are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer and Guarantors, if any, are taking or propose to take with respect thereto.
          Except with respect to receipt of payments on the Notes and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.04, the Trustee shall have no duty to review, ascertain or confirm the Issuer’s compliance with, or breach of, any representation, warranty or covenant made in this Indenture.
          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or the Public Company Accounting Oversight Board, the year-end financial statements delivered pursuant to Section 4.03(a)(i) above shall be accompanied by a written statement of the Issuer’s independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuer or any Guarantor has failed to comply with the provisions of Article Four or Article Five hereof in so far as they relate to financial or accounting matters or, if an event of noncompliance has come to their attention, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
          (c) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer and the Guarantors, if any, are taking or propose to take with respect thereto.
          Section 4.05. Taxes.
          The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
          Section 4.06. Stay, Extension and Usury Laws.
          The Issuer and each of the Guarantors, if any, covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors, if any (to the extent that they may lawfully do so), hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
          Section 4.07. Restricted Payments.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
               (i) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Is-

suer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Issuer or (y) to the Issuer or a Restricted Subsidiary of the Issuer);
               (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) any Equity Interests of the Issuer or any Restricted Subsidiary thereof held by Persons other than the Issuer or any of its Restricted Subsidiaries;
               (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes or any Guarantee of the Notes, except (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or
               (iv) make any Restricted Investment
(all such payments and other actions set forth in Section 4.07(a)(i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving pro forma effect to such Restricted Payment:
     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
     (B) the Issuer’s Consolidated Leverage Ratio is less than 5.0 to 1; and
     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (9), (10), (11), (12) and (13) of Section 4.07(b)), is less than the sum, without duplication, of:
     (1) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available (the “Basket Period”), an amount equal to the sum of (x) for each fiscal quarter in which the Issuer’s Consolidated Leverage Ratio is less than 5.0 to 1 (determined at the end of such fiscal quarter), the Issuer’s Consolidated Cash Flow for such fiscal quarter less 1.6 times the Issuer’s Consolidated Interest Expense for such fiscal quarter and (y) for each fiscal quarter in which the Issuer’s Consolidated Leverage Ratio is equal to or greater than 5.0 to 1 (determined at the end of such fiscal quarter), zero, plus
     (2) 100% of the aggregate net cash proceeds received by the Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuer or from the Incurrence of Indebtedness (including the issuance of Disqualified Stock) of the Issuer or any of its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Issuer), plus

     (3) with respect to Restricted Investments made by the Issuer and its Restricted Subsidiaries after the Issue Date, the aggregate amount of cash, or the Fair Market Value of property other than cash, equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any Restricted Subsidiary or from the net proceeds received in cash, or in property other than cash (valued at such property’s Fair Market Value), from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries.
          (b) Section 4.07(a) shall not prohibit, so long as, in the case of Section 4.07(b)(5), (7), (8), (9) and (12), no Event of Default has occurred and is continuing or would be caused thereby:
          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;
          (2) the payment of any dividend or other distribution by a Restricted Subsidiary of the Issuer to the holders of its Common Stock on a pro rata basis;
          (3) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Issuer or a substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests (other than Disqualified Stock) of the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from Section 4.07(a)(C)(2);
          (4) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or any Guarantee of the Notes with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;
          (5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Preferred Stock of its Restricted Subsidiaries issued or incurred in accordance with Section 4.09;
          (6) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represent all or a portion of the exercise price thereof;
          (7) the repurchase of Equity Interests of the Issuer constituting fractional shares in an aggregate amount since the Issue Date not to exceed $1.0 million;
          (8) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any of its Restricted Subsidiaries held by any current or former employee, consultant or director of the Issuer or any of its Restricted Subsidiaries pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement approved by a majority of the disinterested members of the Board of Directors of the Issuer; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year shall not exceed the sum of: (i) $15.0 million, with unused amounts pursuant to this subclause (i) being carried over to succeeding fiscal years up to a maximum of $30.0 million in any fiscal year; plus (ii) the aggregate net cash proceeds received by the

Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuer to any current or former employee, consultant or director of the Issuer or any of its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are used to permit a repurchase, redemption or other acquisition under this subclause (ii) shall be excluded from Section 4.07(a)(C)(2); plus (iii) the cash proceeds of any “key man” life insurance received by the Issuer or any of its Restricted Subsidiaries (and not included in the Consolidated Cash Flow of the Issuer) that are used to make such redemptions, repurchases, redemptions or other acquisitions;
          (9) dividends paid by FairPoint on its Common Stock in an amount not to exceed $50.0 million in the aggregate for the quarterly dividend payments payable for the fiscal quarter in which the Merger occurs and the first and second full fiscal quarters immediately following the Issue Date;
          (10) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness subordinated to the Notes or any Guarantee of the Notes pursuant to provisions requiring the Issuer or any Restricted Subsidiary to offer to purchase, redeem, defease or otherwise acquire or retire for value such subordinated Indebtedness upon the occurrence of a “change of control” as defined in the agreements or instruments governing such subordinated Indebtedness; provided, however, that the Issuer has made a Change of Control Offer and have purchased all Notes tendered in connection with such Change of Control Offer;
          (11) Restricted Payments made as part of the Transactions;
          (12) other Restricted Payments in an aggregate amount not to exceed $40.0 million; and
          (13) the redemption or repurchase of Permitted Junior Capital issued pursuant to Section 4.09(b)(xv), so long as at the time of each such redemption or repurchase, the Issuer’s Consolidated Leverage Ratio is less than 4.5 to 1.
          (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories described in clauses (1) through (12) above or is entitled to be made pursuant to Section 4.07(a), the Issuer shall, in its sole discretion, classify (or from time to time may reclassify) such Restricted Payment in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only one of such categories.
          Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
          (i) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries or pay any liabilities owed to the Issuer or any of its Restricted Subsidiaries;

          (ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or
          (iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.
          (b) However, the preceding restrictions shall not apply to encumbrances or restrictions:
          (i) existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;
          (ii) set forth in this Indenture, the Notes or any Guarantee of the Notes;
          (iii) existing under, by reason of or with respect to applicable law, rule, regulation or order;
          (iv) with respect to any Person or the property or assets of a Person acquired by the Issuer or any of its Restricted Subsidiaries existing at the time of such acquisition and not Incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more restrictive, taken as a whole, than those in effect on the date of the acquisition;
          (v) in the case of Section 4.08(a)(iii):
     (1) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
     (2) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture,
     (3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, or
     (4) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary thereof in any manner material to the Issuer or any Restricted Subsidiary thereof;

          (vi) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;
          (vii) on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;
          (viii) existing under, by reason of or with respect to Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the good faith judgment of the Issuer’s Board of Directors, no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
          (ix) existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements, limited liability company agreements and other similar agreements and which the Issuer’s Board of Directors determines in good faith will not adversely affect the Issuer’s ability to make payments of principal or interest payments on the Notes; and
          (x) existing under, by reason of or with respect to Indebtedness of any Restricted Subsidiary of the Issuer; provided that the Issuer’s Board of Directors determines in good faith at the time such encumbrances or restrictions are created that they do not adversely affect the Issuer’s ability to make payments of principal or interest on the Notes.
     Section 4.09. Incurrence of Indebtedness.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Issuer or any of its Restricted Subsidiaries may Incur Indebtedness, if the Issuer’s Consolidated Leverage Ratio at the time of the Incurrence of such additional Indebtedness, and after giving effect thereto, is less than 5.0 to 1.
          (b) Section 4.09(a) shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
          (i) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding pursuant to this clause (i) not to exceed $2,030.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Issuer or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to Section 4.10;
          (ii) Existing Indebtedness;
          (iii) the Incurrence by the Issuer of Indebtedness represented by the Notes to be issued on the Issue Date and the Exchange Notes;
          (iv) the Incurrence by the Issuer or any Restricted Subsidiary thereof of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the busi-

ness of the Issuer or such Restricted Subsidiary (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets), in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (iv), not to exceed the greater of (x) 3.0% of Tangible Assets at the time of Incurrence and (y) $75.0 million;
          (v) the Incurrence by the Issuer or any Restricted Subsidiary thereof of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.09(a) or clauses (ii), (iii) or (v) of this Section 4.09(b);
          (vi) the Incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Issuer or any of its Restricted Subsidiaries; provided, however, that:
     (A) if the Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or any Guarantee of the Notes, in the case of a Guarantor; and
     (B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(b)(vi);
          (vii) the Guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary thereof that was permitted to be Incurred by another provision of this Section 4.09;
          (viii) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;
          (ix) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary thereof in connection with such disposition;
          (x) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (xi) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations or bid, performance, appeal or surety bonds (in each case other than for an obligation for borrowed money);
          (xii) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;
          (xiii) the Incurrence by the Issuer or any Guarantor of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;
          (xiv) the Incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this Section 4.09(b)(xiv), not to exceed $75.0 million; and
          (xv) on or after the six-month anniversary of the Issue Date, the Incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Junior Capital issued to Capgemini, U.S. LLC pursuant to the Master Services Agreement in an aggregate amount not to exceed $50.0 million plus any accrued dividends or interest paid in kind; provided that (1) 100% of the Net Proceeds thereof are applied to pay expenses under the Transition Services Agreement and (2) interest and dividends thereon, as applicable, shall be payable in kind and not payable in cash.
          For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.09(b)(i) through (xiv) above, or is entitled to be Incurred pursuant to Section 4.09(a), the Issuer will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred on such date in reliance on the exception provided by Section 4.09(b)(i) and may not be reclassified. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been Incurred pursuant to Section 4.09(a) or under any one of the categories of Permitted Debt described in Section 4.09(b)(i) through (xiv) so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification.
          (c) Notwithstanding any other provision of Section 4.09, the maximum amount of Indebtedness that may be Incurred pursuant to Section 4.09 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.
          (d) The Issuer shall not incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of the Issuer unless it is contractually subordinate in right of payment to the Notes to the same extent. No Guarantor, if any, shall Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Guarantor unless it is contractually subordinate in right of payment to any Guarantee of the Notes by such Guarantor to the same extent; provided that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor (as applicable) solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured In-

debtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.
          Section 4.10. Asset Sales.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
          (i) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
          (ii) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this Section 4.10(a)(ii), each of the following shall be deemed to be cash:
     (A) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Guarantee of the Notes and liabilities to the extent owed to the Issuer or any Subsidiary of the Issuer) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written assignment and assumption agreement that releases the Issuer or such Restricted Subsidiary from further liability therefor;
     (B) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents or Replacement Assets within 180 days of the receipt thereof (to the extent of the Cash Equivalents or Replacement Assets received in that conversion); and
     (C) any Designated Noncash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) 2.0% of Tangible Assets or (y) $50.0 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).
          (b) Within 365 days after the receipt by the Issuer or any of its Restricted Subsidiaries of any Net Proceeds from an Asset Sale, or, if the Issuer or such Restricted Subsidiary has entered into a binding commitment or commitments with respect to any of the actions described below, within the later of (x) 365 days after the receipt of any Net Proceeds from an Asset Sale or (y) 180 days after entering into such commitment or commitments, the Issuer or such Restricted Subsidiary may apply such Net Proceeds at its option:
          (i) (x) to permanently repay Indebtedness ranking pari passu with the Notes that is secured by assets of the Issuer or its Restricted Subsidiaries (to the extent of the value of the assets securing such Indebtedness), (y) (A) to permanently repay Obligations under the term loan portion of the Credit Agreement or (B) to repay Obligations under the revolving portion of the

Credit Agreement or (z) to permanently repay Indebtedness of any of the Issuer’s Restricted Subsidiaries; or
          (ii) to purchase Replacement Assets.
Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.
          (c) On the 366th day after an Asset Sale or such earlier date, if any, as the Issuer determines not to apply the Net Proceeds relating to such Asset Sale as set forth in Section 4.10(b) (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted pursuant to Section 4.10(b) (“Excess Proceeds”) shall be applied by the Issuer to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Guarantee of the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash.
          (d) The Issuer may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $25.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $25.0 million) shall be applied as provided in Section 4.10(c). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale shall no longer be deemed to be Excess Proceeds.
          (e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.
          Section 4.11. Transactions with Affiliates.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:
          (i) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer or any of its Restricted Subsidiaries; and
          (ii) the Issuer delivers to the Trustee:
     (1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Issuer (if any); and
     (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.
     (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):
          (i) transactions between or among the Issuer and/or its Restricted Subsidiaries or any Person that shall become a Restricted Subsidiary as part of any such transactions (but excluding any such transaction to the extent that any payments thereunder made by the Issuer or any of its Restricted Subsidiaries to such Person are substantially concurrently paid by such Person to any other Affiliate of the Issuer, except to the extent that any such transaction would not be prohibited by this Section 4.11);
          (ii) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Issuer;
          (iii) Permitted Investments and Restricted Payments that are permitted by the provisions of Section 4.07;
          (iv) any sale of Equity Interests (other than Disqualified Stock) of the Issuer;
          (v) transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is, as determined in good faith by the Issuer’s Board of Directors, not materially more disadvantageous to the Issuer and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;
          (vi) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Issuer or any of its Restricted Subsidiaries with officers and employees of the Issuer or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Issuer or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by a majority of the disinterested members of the Board of Directors of the Issuer;

          (vii) payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the disinterested members of the Board of Directors of the Issuer in good faith;
          (viii) transactions with a Person that is an Affiliate of the Issuer solely because the Issuer, directly or indirectly, owns Equity Interests in, or controls, such Person;
          (ix) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the determination of a majority of the disinterested members of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and
          (x) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions.
          Section 4.12. Liens.
          The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or any Guarantee of the Notes, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.
          Section 4.13. Business Activities.
          The Issuer shall not, and shall not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.
          Section 4.14. Offer to Repurchase upon a Change of Control.
          (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Issuer (a “Change of Control Offer”) at an offer price (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date”). No later than 30 days following any Change of Control (unless the Issuer has exercised its right to redeem the Notes pursuant to Section 3.07 hereof), the Issuer shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in Section 3.08 (including the notice required thereby). The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this

Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.
          (b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:
          (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
          (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
          (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.
          (c) The Paying Agent shall promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
          (d) The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
          (e) Notwithstanding anything to the contrary in this Section 4.14, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes tendered and not withdrawn under such Change of Control Offer.
          Section 4.15. [INTENTIONALLY LEFT BLANK].
          Section 4.16. Designation of Restricted and Unrestricted Subsidiaries.
          (a) The Board of Directors of the Issuer may designate any Restricted Subsidiary of the Issuer (other than (x) the Issuer or (y) any Subsidiary of the Issuer that owns Equity Interests in the Issuer) to be an Unrestricted Subsidiary; provided that:
          (i) any Guarantee by the Issuer or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an Incurrence of Indebtedness by the Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 4.09(a);
          (ii) the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Issuer or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) shall be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under Section 4.07;

          (iii) the Subsidiary being so designated:
     (1) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary thereof unless either (A) such agreement, contract, arrangement or understanding is with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the determination of a majority of the disinterested members of the Board of Directors or the senior management of the Issuer, or (B) the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;
     (2) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (3) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries, except (A) to the extent such Guarantee or credit support would be released upon such designation or (B) a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder; and
          (iv) no Default or Event of Default would be in existence following such designation.
          (b) Any designation of a Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in Section 4.16(a)(iii), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be Incurred or made by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Issuer shall be in default under this Indenture.
          (c) The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
          (i) such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness (including any Non-Recourse Debt) of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.09(a);
          (ii) all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be permitted under Section 4.07;
          (iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12; and

          (iv) no Default or Event of Default would be in existence following such designation.
          Section 4.17. Payments for Consent.
          The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
          Section 4.18. Guarantees.
          The Issuer will not permit any of its Restricted Subsidiaries, whether in existence on the Issue Date or formed, purchased or otherwise acquired thereafter, directly or indirectly, by way of a pledge of any intercompany note or otherwise, to incur or Guarantee or pledge any assets to secure the payment of any other Indebtedness (other than (1) guarantees by Restricted Subsidiaries of the Issuer which are guarantors on the Issue Date of obligations pursuant to the Credit Facilities and (2) Indebtedness permitted under Section 4.09(b)(iv) and Section 4.09(b)(xiv)) of the Issuer or any Restricted Subsidiary unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness.
          Section 4.19. Sale and Leaseback Transactions.
          The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary thereof may enter into a Sale and Leaseback Transaction if:
          (i) the Issuer or such Restricted Subsidiary, as applicable, could have (A) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.12;
          (ii) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and
          (iii) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with, Section 4.10.
ARTICLE FIVE
SUCCESSORS
          Section 5.01. Merger, Consolidation or Sale of Assets.
          (a) The Issuer shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

          (i) either: (1) the Issuer is the surviving corporation; or (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that, if the Person formed by or surviving such consolidation or merger, or the transferee of such properties or assets, is a limited liability company, then there shall be a Restricted Subsidiary of such Person which shall be a corporation organized in the jurisdictions permitted by this Section 5.01(a)(i) and a co-obligor of the Notes) and (B) assumes all the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;
          (ii) immediately after giving effect to such transaction, no Default or Event of Default exists;
          (iii) immediately after giving effect to such transaction on a pro forma basis, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition will have been made, shall be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a); and
          (iv) each Guarantor, unless such Guarantor is the Person with which the Issuer has entered into a transaction under this Section 5.01, shall have by amendment to its Guarantee of the Notes confirmed that such Guarantee shall apply to the obligations of the Issuer or the surviving Person in accordance with the Notes and this Indenture.
Notwithstanding the foregoing, the provisions of clauses (ii), (iii) and (iv) above shall not apply to the consummation of the Merger.
          (b) In addition, the Issuer and its Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person. Section 5.01(a)(ii) and (iii) shall not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and any of its Restricted Subsidiaries. Section 5.01(a)(ii) and (iii) shall also not apply to any transaction if, in the good faith determination of the Board of Directors of the Issuer, the sole purpose of the transaction is to reincorporate the Issuer in another state of the United States.
          Section 5.02. Successor Corporation Substituted.
          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor Person had been named as the Issuer in this Indenture. In the event of any such transfer (other than any transfer by way of lease), the predecessor Issuer will be released and discharged from all liabilities and obligations in respect of the Notes and the Indenture and the predecessor Issuer may be dissolved, wound up or liquidated at any time thereafter.

ARTICLE SIX
DEFAULTS AND REMEDIES
          Section 6.01. Events of Default.
               Each of the following is an “Event of Default”:
          (i) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;
          (ii) default in payment when due (whether at maturity, upon acceleration, redemption, required repurchase or otherwise) of the principal of, or premium, if any, on the Notes;
          (iii) failure by the Issuer or any of its Restricted Subsidiaries to comply with Section 5.01;
          (iv) failure by the Issuer or any of its Restricted Subsidiaries to comply with Section 4.10 or Section 4.14 (other than a failure to purchase Notes);
          (v) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after written notice to comply with any of the other agreements in this Indenture (other than a failure to purchase Notes);
          (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
          (A) is caused by a failure to make any principal payment when due at the final maturity of such Indebtedness and prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
          (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;
          (vii) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform) aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
          (viii) except as permitted by this Indenture, any Guarantee of the Notes provided by a Significant Subsidiary of the Issuer (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Issuer) will be held in any judicial proceeding to be unenforceable or invalid or will cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary of the Issuer (or a group that would constitute a Significant Subsidiary of the Issuer), or any Person acting on behalf of any Guarantor that is a Significant Subsidiary of the Is-

suer (or a group that would constitute a Significant Subsidiary of the Issuer), will deny or disaffirm its obligations under its Guarantee of the Notes;
          (ix) the Issuer or any Significant Subsidiary of the Issuer (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Issuer) pursuant to or within the meaning of Bankruptcy Law:
          (A) commences a voluntary case,
          (B) consents to the entry of an order for relief against it in an involuntary case,
          (C) makes a general assignment for the benefit of its creditors, or
          (D) generally is not paying its debts as they become due; and
          (x) court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (A) is for relief against the Issuer or any Significant Subsidiary of the Issuer (or Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Issuer), in an involuntary case; or
          (B) appoints a custodian of the Issuer or any Significant Subsidiary of the Issuer (or Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Issuer) or for all or substantially all of the property of the Issuer or any Significant Subsidiary of the Issuer (or Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Issuer); or
          (C) orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer (or Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Issuer);
and the order or decree remains unstayed and in effect for 60 consecutive days.
          Section 6.02. Acceleration.
          (a) In the case of an Event of Default specified in clause 6.01(ix) or (x) with respect to (i) the Issuer, (ii) any Significant Subsidiary of the Issuer (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Issuer), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuer specifying the Event of Default.
          (b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(vi), the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(vi) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdic-

tion, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
          (c) In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer or any of its Restricted Subsidiaries with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.
          Section 6.03. Other Remedies.
          (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Additional Interest, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
          Section 6.04. Waiver of Past Defaults.
          Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes.
          The Issuer shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
          Section 6.05. Control by Majority.
          The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

          Section 6.06. Limitation on Suits.
          (a) A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
          (i) the Holder gives the Trustee written notice of a continuing Event of Default;
          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;
          (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
          (b) A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder).
          Section 6.07. Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, premium, if any, or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.
          Section 6.08. Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, interest, and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          Section 6.09. Trustee May File Proofs of Claim.
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer or Guarantors, if any (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          Section 6.10. Priorities.
          (a) If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Interest, if any, respectively; and
     Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.
          (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
          Section 6.11. Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.
ARTICLE SEVEN
TRUSTEE
          Section 7.01. Duties of Trustee.
          Except to the extent, if any, provided otherwise in the TIA (as from time to time in effect):

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions required to be delivered hereunder, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have of fered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          Section 7.02. Certain Rights of Trustee.
          (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.03, and such notice references the Notes.
          (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (j) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
          (k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
          (l) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.
          Section 7.03. Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939 (as in effect at such time), it must elimi-

nate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.
          Section 7.04. Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate and acknowledgment of authentication.
          Section 7.05. Notice of Defaults.
          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal or interest or Additional Interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.
          Section 7.06. Reports by Trustee to Holders of the Notes.
          (a) Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).
          (b) A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuer shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or any delisting thereof.
          Section 7.07. Compensation and Indemnity.
          (a) The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Issuer. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          (b) The Issuer and the Guarantors, if any, shall indemnify the Trustee, its officers, directors, agents and employees against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors, if any (including this Section 7.07), and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Issuer and the Guarantors, if any, promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder unless the failure to notify the Issuer impairs the Issuer’s ability to defend such claim. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Issuer need not pay for any settlement made without its consent. The indemnity contained herein shall survive the resignation or removal of the Trustee and the termination of this Indenture.
          (c) The obligations of the Issuer and the Guarantors, if any, under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.
          (d) To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
          (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(ix) and (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
          (f) The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.
          Section 7.08. Replacement of Trustee.
          (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
          (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
          (i) the Trustee fails to comply with Section 7.10;
          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
          (iii) a custodian or public officer takes charge of the Trustee or its property; or
          (iv) the Trustee becomes incapable of acting.
          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
          (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may, at the expense of the Issuer, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          Section 7.09. Successor Trustee by Merger, Etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.
          Section 7.10. Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).
          Section 7.11. Preferential Collection of Claims Against Issuer.
          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereby waives any right to set off any claim that it may have against the Issuer in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Issuer held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

ARTICLE EIGHT
DEFEASANCE AND COVENANT DEFEASANCE
          Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
          The Issuer may, at the option of their Boards of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.
          Section 8.02. Legal Defeasance and Discharge.
          Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors, if any, shall be deemed to have been discharged with respect to their obligations under any Guarantees of the Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors, if any, shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and any Guarantees of the Notes, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Issuer’s obligations with respect to such Notes under Sections 2.07(f), 2.08 and 2.11 and the Issuer’s obligations under Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’, if any, obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.
          Section 8.03. Covenant Defeasance.
          Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19 and 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and the Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(iii) through (viii) shall not constitute Events of Default.
          Section 8.04. Conditions to Legal or Covenant Defeasance.
               The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:
          (i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;
          (ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
          (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
          (iv) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;
          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;
          (vi) the Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of the Issuer or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Issuer under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code, and Section 15 of the New York Debtor and Creditor Law;

          (vii) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;
          (viii) if the Notes are to be redeemed prior to their Stated Maturity, the Issuer must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and
          (ix) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than the expiration of the 123-day period referred to in Section 8.04(a)(vi)) relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
          Notwithstanding the foregoing, the requirements of clause (ii) above with respect to a Legal Defeasance need not be complied with if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.
          Section 8.05. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.
          (a) Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.
          (b) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
          Section 8.06. Repayment to the Issuer.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, interest, or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest, or Additional Interest, if any, has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the reasonable expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.
          Section 8.07. Reinstatement.
          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 and, in the case of a Legal Defeasance, the obligations of any Guarantors under their respective Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 8.02, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE NINE
AMENDMENT, SUPPLEMENT AND WAIVER
          Section 9.01. Without Consent of Holders of Notes.
          (a) Notwithstanding Section 9.02, the Issuer, the Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:
          (i) to cure any ambiguity, mistake, defect or inconsistency;
          (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;
          (iii) to provide for the assumption of any of the Issuer’s or any Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets (including in connection with the Transactions);
          (iv) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder;
          (v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;
          (vi) to comply with Section 4.18;
          (vii) to evidence and provide for the acceptance of appointment by a successor Trustee;

          (viii) to provide for the issuance of Additional Notes in accordance with this Indenture; or
          (ix) to conform the text of this Indenture or the Notes to any provision of the section of the Offering Memorandum entitled “Description of Notes” to the extent that such provision in the “Description of Notes” was intended to conform to the text of this Indenture or the Notes.
          Upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents requested under Section 7.02(b) hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
          Section 9.02. With Consent of Holders of Notes.
          (a) Except as otherwise provided in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
          (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
          (c) Upon the request of the Issuer accompanied by resolutions of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Issuer in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.
          (d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
          (e) After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Issuer with any provision of this Indenture, or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
          (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
          (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes other than provisions relating to Sections 3.08, 4.10 and 4.14 (except to the extent provided in clause (ix) below);
          (iii) reduce the rate of or change the time for payment of interest on any Note;
          (iv) waive a Default or Event of Default in the payment of principal of, interest, premium, if any, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
          (v) make any Note payable in money other than U.S. dollars;
          (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, interest, premium, if any, or Additional Interest, if any, on the Notes;
          (vii) release any Guarantor that is a Significant Subsidiary of the Issuer (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Issuer) from any of its obligations under its Guarantee of the Notes or this Indenture, except in accordance with the terms of this Indenture;
          (viii) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or any Guarantee of the Notes provided by a Significant Subsidiary of the Issuer (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Issuer);
          (ix) amend, change or modify the obligation of the Issuer to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10 after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.14 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;
          (x) except as otherwise permitted under Section 4.18 and Section 5.01, consent to the assignment, or transfer or release by the Issuer or any Guarantor that is a Significant Subsidiary of the Issuer (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Issuer), of any of their rights or obligations under this Indenture;

          (xi) amend or modify any of the provisions of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee of the Notes in any manner adverse to the Holders of the Notes or any Guarantee of the Notes; or
          (xii) make any change in the preceding amendment and waiver provisions.
          Section 9.03. Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Notes shall be set forth in a document that complies with the TIA as then in effect.
          Section 9.04. Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
          Section 9.05. Notation on or Exchange of Notes.
          (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
          (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
          Section 9.06. Trustee To Sign Amendments, Etc.
          The Trustee shall sign any amendment or supplement to this Indenture or any Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental indenture or Note until its Board of Directors approves it. In executing any amendment or supplement or Note, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.
ARTICLE TEN
NOTE GUARANTEES
          Section 10.01. Guarantee.
          (a) Subject to this Article Ten, each of the Guarantors, if any, hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (i) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor, if any, agrees that this is a guarantee of payment and not a guarantee of collection.
          (b) Any Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor, if any, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee of the Notes shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors, if any, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantors, any amount paid by any of them to the Trustee or such Holder, this Guarantee of the Notes, to the extent theretofore discharged, shall be reinstated in full force and effect.
          (d) Each Guarantor, if any, agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor, if any, further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee of the Note, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee of the Note. The Guarantors, if any shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee of the Note.
          Section 10.02. Limitation on Guarantor Liability.
          Each Guarantor, if any, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Note of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Guarantee of the Note or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Guarantee of the Note. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors, if any, hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Guarantee of the Note not constituting a fraudulent transfer or conveyance or such an unlawful distribution.
          Section 10.03. Execution and Delivery of Note Guarantee.
          (a) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee of the Note shall be valid nevertheless.
          (b) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee of the Note set forth in this Indenture on behalf of any Guarantors.
          (c) If required by Section 4.18, the Issuer shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guarantees of the Notes in accordance with Section 4.18 and this Article Ten, to the extent applicable.
          Section 10.04. Guarantors May Consolidate, Etc., on Certain Terms.
          (a) A Guarantor (other than the Issuer) may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:
          (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and
          (ii) either:
     (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture, its Guarantee of the Notes and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or
     (B) such sale or other disposition or consolidation or merger complies with Section 4.10.
          (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. All the Guarantees of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees of the Notes theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees of the Notes had been issued at the date of the execution hereof.
          (c) Except as set forth in Article Five, and notwithstanding clauses (i) and (ii) of Section 10.04(a), nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of any Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of any Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.
          Section 10.05. Release of Guarantor.
          (a) The Guarantee of the Note of any Guarantor (other than (x) the Issuer and (y) any Subsidiary of the Issuer that owns Equity Interests in the Issuer) shall be released:
          (i) in connection with any transaction permitted by this Indenture after which such Guarantor would no longer constitute a Restricted Subsidiary of the Issuer, if the sale of Capital Stock, if any, complies with Section 4.10;
          (ii) if the Issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under this Indenture;
          (iii) upon satisfaction and discharge of the Notes as set forth under Section 11.01 or upon defeasance of the Notes as set forth under Article 8; or
          (iv) solely in the case of a Guarantee of the Note created pursuant to Section 4.18, upon the release or discharge of the Guarantee which resulted in the creation of such Guarantee of the Note pursuant to this Section 4.18, except a discharge or release by or as a result of payment under such Guarantee.
          (b) Any Guarantor not released from its obligations under its Guarantee of the Note shall remain liable for the full amount of principal of and interest and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.
ARTICLE ELEVEN
SATISFACTION AND DISCHARGE
          Section 11.01. Satisfaction and Discharge.
          (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:
          (i) either:
     (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or
     (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

          (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor are a party or by which the Issuer or any Guarantor is bound; and
          (iii) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
          (b) In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
          (c) Notwithstanding the above, the Trustee shall pay to the Issuer from time to time upon their request any cash or Government Securities held by it as provided in this Section 11.01 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.
          (d) After the conditions to discharge contained in this Article Eleven have been satisfied, and the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer, and delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Issuer and the Guarantors, if any, under this Indenture (except for any obligations hereunder that by the terms of such obligation expressly survive discharge of the Notes in accordance with this Section 11.01).
          Section 11.02. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 11.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.
          Section 11.03. Repayment to the Issuer.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or Additional Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.
ARTICLE TWELVE
MISCELLANEOUS
          Section 12.01. Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.
          Section 12.02. Notices.
          (a) Any notice or communication by the Issuer or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer and/or any Guarantor:
Verizon Communications Inc.
3900 Washington St., 2nd Fl.
Wilmington, DE 19802
Attention: Janet M. Garrity
Vice President and Assistant Treasurer
Facsimile: (302) 761-4245
and
Verizon Communications, Inc.
One Verizon Way
Basking Ridge, NJ 07920
Attention: J. Goodwin Bennett
Facsimile: (908) 696-2068
With a copy to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention: Steven J. Slutzky
Facimile: (212) 909 -6836
If to the Trustee:
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Facimile: (651) 495-8097
Attention: Rick Prokosch

          (b) The Issuer or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
          (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.
          (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          (e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.
          (f) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
          (g) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          (h) If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
          Section 12.03. Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).
          Section 12.04. Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee upon request:
          (i) an Officers’ Certificate (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
          (ii) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel (who may rely upon an Officers’ Certifi-

cate or certificates of public officials as to matters of fact), all such conditions precedent and covenants have been satisfied.
          Section 12.05. Statements Required in Certificate or Opinion.
          (a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:
          (i) a statement that the Person making such certificate or opinion has read such covenant or condition;
          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
          Section 12.06. Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
          Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuer shall have any liability for any obligations of the Issuer or the Guarantors, if any, under the Notes, this Indenture, any Guarantees of the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
          Section 12.08. Governing Law.
          THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, IF ANY.
          Section 12.09. Consent to Jurisdiction.
          Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, ac-

tion or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.
          Section 12.10. No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
          Section 12.11. Successors.
          All agreements of the Issuer in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns. All agreements of each Guarantor, if any, in this Indenture shall bind such Guarantor’s successors and assigns, except as otherwise provided in Section 10.04.
          Section 12.12. Severability.
          In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 12.13. Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          Section 12.14. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Section 12.14.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) Notwithstanding anything to the contrary contained in this Section 12.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.
          (d) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board of Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
          (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
          Section 12.15. Benefit of Indenture.
          Nothing in this Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          Section 12.16. Table of Contents, Headings, Etc.
          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have executed this Indenture as of March 31, 2008.
[SIGNATURE PAGES FOLLOW]

NORTHERN NEW ENGLAND SPINCO INC.
By:	/s/ J. Goodwin Bennett
	Name:	J. Goodwin Bennett
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ R. Prokosch
	Name:	Richard Prokosch
	Title:	Vice President
[Indenture]

EXHIBIT A
[Face of Note]
[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Regulation S Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
CUSIP

No.	**$ **
NORTHERN NEW ENGLAND SPINCO INC.
13 1/8% Senior Notes due 2018
Issue Date:
          Northern New England Spinco Inc., a Delaware corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [          ], or its registered assigns, the principal sum of $[                    ] on April 1, 2018.
          Interest Payment Dates: April 1 and October 1, commencing October 1, 2008.
          Record Dates: March 15 and September 15.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

NORTHERN NEW ENGLAND SPINCO INC.
By:
Name:
Title:

(Trustee’s Certificate of Authentication)
          This is one of the 13 1/8% Senior Notes due 2018 described in the within-mentioned Indenture.
Dated: [                                 ]

U.S. Bank National Association, as Trustee
By:
Authorized Signatory

[Reverse Side of Note]

NORTHERN NEW ENGLAND SPINCO INC.
13 1/8% Senior Notes due 2018
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. Interest. The Issuer promises to pay interest on the principal amount of this Note at 13 1/8% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuer shall pay interest and Additional Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 1, 2008. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.
          2. Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. If a Holder has given wire transfer instructions to the Issuer, the Issuer shall pay all principal, interest and premium, if any, and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          Any payments of principal of this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.
          3. Paying Agent and Registrar. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.
          4. Indenture. The Issuer issued the Notes under an Indenture dated as of March 31, 2008 (“Indenture”) among the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.
     5. Optional Redemption. Except as set forth in paragraph 5(b) and (c) below, the Issuer shall not have the option to redeem the Notes prior to April 1, 2013. On or after April 1, 2013, the Issuer may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2013	106.563%
2014	104.375%
2015	102.188%
2016 and thereafter	100.000%
          6. Repurchase at Option of Holder.
          (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Issuer (a “Change of Control Offer”) at an offer price (a “Change Of Control Payment”) in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of purchase. No later than 30 days following any Change of Control, the Issuer shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date (the “Change Of Control Payment Date”) specified in such notice, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.
          (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or Restricted Subsidiary of the Issuer, as applicable, may apply such Net Proceeds at its option: to repay (A) Indebtedness ranking pari passu with the Notes that is secured by assets of the Issuer or its Restricted Subsidiaries (to the extent of the value of the assets securing such Indebtedness), (B) Obligations under the Credit Agreement or (C) Indebtedness of the Issuer’s Restricted Subsidiaries); or to purchase Replacement Assets. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.
          On the 366th day after an Asset Sale or such earlier date, if any, as the Issuer determines not to apply the Net Proceeds relating to such Asset Sale as set forth in Section 4.10(b) (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted pursuant to Section 4.10(b) (“Excess Proceeds”) shall be applied by the Issuer to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Guarantee of the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other pari passu Indebt-

edness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. The Issuer may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $25.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $25.0 million) shall be applied as provided in Section 4.10(c) of the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale shall no longer be deemed to be Excess Proceeds.
          7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note (1) for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer. Transfer may be restricted as provided in the Indenture.
          8. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.
          9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Indenture, or the Notes may be amended or supplemented to, among other things, cure any ambiguity, mistake, defect or inconsistency, or make any change that does not materially adversely affect the legal rights under the Indenture of any such Holder.
          10. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to (i) the Issuer or (ii) any Significant Subsidiary of the Issuer (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Issuer), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuer specifying the Event of Default. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(vi) of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(vi) of the Indenture have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of

Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
          In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer or any of its Restricted Subsidiaries with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to Section 3.07 of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.
          Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. If certain conditions are satisfied, Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes.
          11. Trustee Dealings with the Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with the Issuer or any of its Affiliates, with the same rights it would have if it were not Trustee.
          12. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner, past, present or future of the Issuer or any Guarantors shall have any liability for any obligations of the Issuer or any Guarantors under the Notes, this Indenture or any Guarantees of the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
          13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          [14. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, by and among the Issuer, the Guarantors, if any, and the parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act (the “Registration Rights Agreement”).]2

[2]	To be included only in the Notes on the Issue Date and any Additional Notes that bear the Private Placement Legend.

          15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          16. Copies of Documents. The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Verizon Communications Inc.
3900 Washington St., 2nd Fl.
Wilmington, DE 19802
Attention: Janet M. Garrity
Vice President and Assistant Treasurer
Facsimile No.: (302) 761-4245
and
Verizon Communications, Inc.
One Verizon Way
Basking Ridge, NJ 07920
Attention: J. Goodwin Bennett
Facsimile No.: (908) 696-2068
With a copy to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention: Steven J. Slutzky
Fascimile No.: (212) 909-6836

ASSIGNMENT FORM
          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(INSERT ASSIGNEE’S LEGAL NAME)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
          [ ] Section 4.10                     [ ] Section 4.14
          If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE INSERTED FOR RULE 144A GLOBAL NOTE]
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount at
			Maturity of this	Signature of
	Amount of Decrease	Amount of Increase	Global Note	Authorized
	in Principal Amount	in Principal Amount	Following such	Signatory of
	at Maturity of this	at Maturity of this	decrease (or	Trustee or
Date of Exchange	Global Note	Global Note	increase)	Custodian

[TO BE INSERTED FOR REGULATION S GLOBAL NOTE]
SCHEDULE OF EXCHANGES OF REGULATION S GLOBAL NOTE
          The following exchanges of a part of this Regulation S Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Global Note, have been made:

Principal Amount at
			Maturity of this	Signature of
	Amount of Decrease	Amount of Increase	Global Note	Authorized
	in Principal Amount	in Principal Amount	Following such	Signatory of
	at Maturity of this	at Maturity of this	decrease (or	Trustee or
Date of Exchange	Global Note	Global Note	increase)	Custodian

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Northern New England Spinco Inc.
c/o Verizon Communications Inc.
3900 Washington Street, 2nd Floor
Wilmington, DE 19802
Facimile:
Attention: Chief Financial Officer
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Facimile:
Attention:
Re: 13 1/8% Senior Notes due 2018
          Reference is hereby made to the Indenture, dated as of March 31, 2008 (the “Indenture”), among Northern New England Spinco Inc, a Delaware corporation (the “Issuer”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                   (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $                     in such Note[s] or interests (the “Transfer”), to                                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
          [ ] 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
          [ ] 2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a Person or for the account or benefit of a Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
          [ ] 3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     [ ] (a) such Transfer is being effected to the Issuer or a subsidiary thereof; or
     [ ] (b) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.
          4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
          [ ] (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          [ ] (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive

Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a Person or for the account or benefit of a Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          [ ] (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

Dated: _________________________

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
          [ ] (a)a beneficial interest in the:
                    (i)      144A Global Note (CUSIP                     ); or
                    (ii)     Regulation S Global Note (CUSIP                     ); or
          [ ] (b)a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
          [ ] (a) a beneficial interest in the:
                    (i)       144A Global Note (CUSIP                     ); or
                    (ii)      Regulation S Global Note (CUSIP                     ); or
                    (iii)     Unrestricted Global Note (CUSIP                     ); or
          [ ] (b) a Restricted Definitive Note; or
          [ ] (c) an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Northern New England Spinco Inc.
c/o Verizon Communications Inc.
3900 Washington Street, 2nd Floor
Wilmington, DE 19802
Facsimile:
Attention: Chief Financial Officer
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Facsimile:
Re: 13 1/8% Senior Notes due 2018
          Reference is hereby made to the Indenture, dated as of March 31, 2008 (the “Indenture”), among Northern New England Spinco Inc., a Delaware corporation, (the “Issuer”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                   (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
          ☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          ☐ (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities

Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          ☐ (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          ☐ (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
          ☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
          ☐ (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:
          ☐      144A Global Note
          ☐      Regulation S Global Note
with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

Dated: _________________________

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Northern New England Spinco Inc.
c/o Verizon Communications Inc.
3900 Washington Street, 2nd Floor
Wilmington, DE 19802
Facimile:
Attention: Chief Financial Officer
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Facimile:
Attention:
Re: 13 1/8% Senior Notes due 2018
          Reference is hereby made to the Indenture, dated as of March 31, 2008 (the “Indenture”), among Northern New England Spinco Inc., a Delaware corporation, (the “Issuer”) and [         ], as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          In connection with our proposed purchase of $                     aggregate principal amount of:
          (a) ☐ beneficial interest in a Global Note, or
          (b) ☐ a Definitive Note,
we confirm that:
          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the [Issuer] or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities

D-1

Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
          4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
          The Trustee and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated: _________________________
[Insert Name of Accredited Investor]
By:
Name:
Title:

D-2

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
          Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                                          (the “Guaranteeing Subsidiary”), a subsidiary of [             ], a Delaware corporation (or its permitted successor) (the “Company”), [            ], a Delaware corporation (the “Issuer”), and U.S. Bank National Association, a New York banking corporation (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
          WHEREAS, the Issuer and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 31, 2008 providing for the issuance of the Issuer’s 13 1/8% Senior Notes due 2018 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall, subject to Article Ten of the Indenture, unconditionally guarantee the Notes on the terms and conditions set forth therein (the “Note Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guaranteeing Subsidiary and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. Agreement to Guarantee.
          (a) Subject to Article Ten of the Indenture, the Guaranteeing Subsidiary fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:
     (i) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and
     (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.
          (b) The Guaranteeing Subsidiary hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
          (c) The Guaranteeing Subsidiary, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.
          (d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          (e) The Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
          (f) The Guaranteeing Subsidiary agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee.
          (g) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
          (h) The Guaranteeing Subsidiary confirms, pursuant to Section 10.02 of the Indenture, that it is the intention of such Guaranteeing Subsidiary that the Note Guarantee not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to the Note Guarantee. To effectuate the foregoing intention, the Guaranteeing Subsidiary and the Trustee hereby irrevocably agree that the obligations of the Guaranteeing Subsidiary will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Ten of the Indenture, result in the obligations of the Guaranteeing Subsidiary under the Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

          3. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.
          4. Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms. The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person other than as set forth in Section 10.04 of the Indenture.
          5. Release. The Guaranteeing Subsidiary’s Note Guarantee shall be released as set forth in Section 10.05 of the Indenture.
          6. No Recourse Against Others. Pursuant to Section 12.07 of the Indenture, no director, officer, employee, incorporator or stockholder, past, present or future of the Guaranteeing Subsidiary shall have any liability for any obligations of the Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. This waiver and release are part of the consideration for the Note Guarantee.
          7. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
          8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          10. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

[ ]
By:
Name:
Title:

[ ]
By:
Name:
Title:

NORTHERN NEW ENGLAND SPINCO INC. as Issuer
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE
By:
Name:
Title:

E-4